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                                                                    EXHIBIT 12.1

                                                Nine Months Ended
                                                     Sept 30,                               Year ended December 31,
                                             --------------------------------------------------------------------------------------
            Amounts in 000's                    2005        2004         2004         2003        2002          2001        2000
EARNINGS AS DEFINED:
   Income (Loss) From Continuing Operations
         After Interest Charges              $38,894.00  ($ 2,728.00) $18,577.00  ( $23,275.00  ($13,968.00  $22,743.00 ($ 4,077.00)
   Income Taxes                                  21,537       (5,171)        325       (12,237)      (4,491)     10,260      (1,362)
                                             --------------------------------------------------------------------------------------
   Income (Loss) From Continuing Operations
         before Income Taxes                     60,431       (7,899)     18,902       (35,512)     (18,459)     33,003      (5,439)

   Fixed Charges                                 58,175       63,738      70,534       104,790       81,161      68,965      56,753
   Capitalized Interest                          (1,129)      (2,498)     (2,849)       (3,276)      (1,858)       (660)     (2,779)
                                             $  117,477   $   53,341  $   86,587   $    66,002  $    60,844  $  101,308  $   48,535
                                             ======================================================================================
         Total

FIXED CHARGES AS DEFINED:                    $58,175.00   $63,738.00  $70,534.00   $104,790.00  $ 81,161.00  $68,965.00  $56,753.00
   Interest Expensed and Capitalized (1)              -            -           -             -            -           -           -
                                             --------------------------------------------------------------------------------------
         Total                               $   58,175   $   63,738  $   70,534   $    104,790 $    81,161  $   68,965  $   56,753
                                             ======================================================================================

RATIO OF EARNINGS TO FIXED CHARGES                 2.02                     1.23                                   1.47

   DEFICIENCY                                $        -   $   10,397  $        -   $    38,788  $    20,317  $        -  $    8,218


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(1)   Includes amortization of premiums, discounts, and capitalized debt expense and interest component of rent expense.